Exhibit 99.(h)(50)

June 3, 2015

Each of the Borrowers listed

on Appendix I hereto

One Madison Avenue

New York, NY 10010

Attention:  Rocco DelGuercio

RE:  Tenth Amendment to Credit Suisse Family of Funds Line of Credit

Ladies and Gentlemen:

State Street Bank and Trust Company (the “Bank”) has made available to each of the investment companies registered under the Investment Company Act listed on Appendix I attached to the Loan Agreement referred to below (each, a “Borrower”), each acting on behalf of its respective Funds as specified from time to time on such Appendix I thereto (each such fund series, a “Fund”), a $200,000,000.00 committed, unsecured line of credit (the “Committed Line”) as described in a letter agreement dated June 10, 2009, by and among the Borrowers and the Bank (as amended, the “Loan Agreement”).  The obligations of the Borrowers arising under the Committed Line are evidenced by an amended and restated promissory note in the original principal amount of $200,000,000.00 dated June 4, 2014 (as amended, the “Note”).  Any capitalized term not otherwise defined herein shall have the same meanings as set forth in the Loan Agreement.

The Borrowers have requested, and the Bank has agreed, to extend the Committed Line for an additional 364-day period from the date hereof and to further amend the Loan Documents as set forth below.  Therefore, for good and valuable consideration, the receipt of which is hereby acknowledged, the Borrowers, on behalf of their respective Funds, and the Bank agree as follows:

I.                                        Amendments to Loan Documents

1.                                      Section I(1) of the Loan Agreement is hereby amended by deleting the first sentence in its entirety and substituting the following therefor:  “The Committed Line shall expire on June 1, 2016 (the “Expiration Date”), unless extended by mutual agreement of the Bank and the Borrowers or, with respect to any Fund, terminated by a Borrower on behalf of such Fund as provided herein.”

2.                                      Section I(5)(b) of the Loan Agreement is hereby amended by inserting the following new sentences after the first sentence of such section:  “Each Borrower hereby authorizes and irrevocably directs the Bank, at the Bank’s option at any time upon and following the due date for payment by such Borrower of any amounts under the Loan Documents, and without any further notice to or consent of such Borrower, to debit any account(s) of such Borrower with the Bank and apply amounts so debited toward the payment of any such amounts due and owing by such Borrower under the Loan Documents.  Notwithstanding such authorization and direction, each Borrower hereby further acknowledges and agrees that (i) the Bank shall have no obligation to so debit any such account(s) and shall have no liability whatsoever to such Borrower for any failure to do so, and (ii) such Borrower shall fully retain the obligation under the Loan Documents to make all payments thereunder when due.”

3.                                      Section I(8) of the Loan Agreement is hereby amended by replacing the percentage “0.105%” appearing therein with the percentage “0.25%”.

4.                                      Section II(1) of the Loan Agreement is hereby amended by: (a) deleting the word “and” which appears at the end of Section II(1)(g); (b) deleting the period which appears at the end of Section II(1)(h) and substituting in place thereof a semicolon and the word “and”; and (c) inserting immediately after the end of Section II(1)(h), the following new paragraphs:

(i)                                     to not, directly or indirectly use the proceeds of the Loans, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person, (i) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws, (ii) to fund any activities or business of or with any Person, or in any country or territory that, at the time of such funding, is, or whose government is, the subject of Sanctions in violation of any Sanctions law, or (iii) in any other manner that would result in a violation of Sanctions by any Person (including any Person participating in the Loans, whether as underwriter, advisor, investor or otherwise); and

(j)                                    to maintain in effect and enforce policies and procedures reasonably designed to ensure compliance by such Borrower, its Funds and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions.

5.                                      Section II(2) of the Loan Agreement is hereby amended by: (a) deleting the word “and” which appears at the end of Section II(2)(k); (b) deleting the period which appears at the end of Section II(2)(l) and substituting in place thereof a semicolon and the word “and”; and (c) inserting immediately after the end of Section II(2)(l), the following new paragraph (m):

(m)                             (i) none of any Borrower or Fund, any of such Borrower’s or Fund’s subsidiaries or any director, officer, employee, agent or affiliate of such Borrower, Fund or any of their subsidiaries is a Person that is, or is owned or controlled by Persons that are (x) the subject or target of any sanctions administered or enforced by the U.S. Department of the Treasury’s Office of Foreign Assets Control (“OFAC”), the U.S. Department of State, the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”) or (y) located, organized or resident of a country,

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territory or region that is, or whose government is, the subject of Sanctions in violation of any Sanctions law; (ii) each Borrower and Fund has implemented and maintains in effect policies and procedures reasonably designed to ensure compliance by such Borrower and Fund and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions, and (iii) each Borrower, each Fund and their respective officers and employees and, to the knowledge of each Borrower, its directors and agents, are in compliance with Anti-Corruption Laws and applicable Sanctions in all material respects.

6.                                      Section II(3)(b)(i) of the Loan Agreement is hereby amended by deleting such clause in its entirety and substituting the following therefor: “(i) shall fail to perform any term, covenant or agreement contained in any of Sections II(1)(a)-(c), Sections II(1)(d)(iv)—(xiii), Section II(1)(f) or Sections II(1)(i)-(j) hereof; or”.

7.                            Section II(5) of the Loan Agreement is hereby amended by deleting in its entirety the second sentence of such section and substituting in place thereof the following sentence:  “Notices (a) to the Bank shall be given to State Street Bank and Trust Company, Copley Place Tower, Box 5303, Boston, Massachusetts 02206, or if by overnight courier service, to State Street Bank and Trust Company, Copley Place, Tower 2, 3rd Floor, Boston, Massachusetts 02116, in either case to the attention of:  Paul Koobatian, Vice President or Mutual Fund Lending Department Head, and (b) to any Borrower or Fund shall be deemed to have been given to such Borrower or Fund at One Madison Avenue, New York, NY 10010, or via facsimile at (212) 325-4120 in either case to the attention of:  Rocco DelGuercio.”

8.                                      Section II(15) of the Loan Agreement is hereby amended by:

(a)                                 inserting the following new definitions in the appropriate alphabetical sequence therein:

“Anti-Corruption Laws” means all laws, rules, and regulations of any jurisdiction applicable to any Borrower or Fund from time to time concerning or relating to bribery or corruption.

“Person” means an individual, a corporation, a partnership, a limited liability company, an association, a trust (or series thereof) or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

“Sanctions” has the meaning set forth in Section II(2)(m).

(b)                                   amending and restating in its entirety the definition of “Overnight Rate” to read as follows:

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“Overnight Rate” means, as of any day, the higher of (a) the Federal Funds Rate as in effect on that day and (b) the Overnight LIBOR Rate as in effect on that day; provided that if either or both of such rates is less than zero, such rate(s) shall be deemed to be zero for purposes of this Agreement.

9.                                      The Borrower has requested, and the Bank has agreed, to the addition of Credit Suisse Global Sustainable Dividend Equity Fund, a series of Credit Suisse Opportunity Funds (the “New Fund”), to the Committed Line.  Effective as of the date hereof, the New Fund is and shall be subject to and bound by, and shall be entitled to all the benefits of, the Loan Agreement, and shall be a party thereto, all as if such New Fund had been a “Fund” party to the original execution and delivery thereof; and all references in the Loan Agreement to the “Funds” (or any other relevant term used to describe the Funds thereunder) shall hereafter be deemed to include references to the New Fund.  The preamble to the Loan Agreement and each other applicable Loan Document, and any applicable provisions of the Loan Documents, shall hereafter be deemed to be modified to reflect the provisions of this paragraph.

10.                               The Appendix I attached to each of the Loan Agreement, the Note and, as applicable, each other certificate, agreement or form executed and/or delivered in connection with the Loan Agreement which includes an Appendix I listing the Borrowers and the Funds, is hereby deleted and the Appendix I attached hereto is substituted in each instance therefor, such revised Appendix I reflecting the changes described above.

11.                               Exhibit B to the Loan Agreement is hereby replaced in its entirety with the new Exhibit B attached hereto.

II.                                     Miscellaneous

1.                                      Other than as amended hereby, all terms and conditions of the Loan Agreement and all related Loan Documents are ratified and affirmed as of the date hereof and extended in order to give effect to the terms hereof.

2.                                      Each of the Borrowers, for itself and on behalf of each of its respective Funds (including the New Fund), represents and warrants to the Bank as follows:  (a) no Default or Event of Default has occurred and is continuing on the date hereof under the Loan Documents; (b) each of the representations and warranties of such Borrower contained in the Loan Agreement is true and correct in all material respects on and as of the date of this letter amendment; (c) the execution, delivery and performance of this letter amendment, the Note and the Loan Documents, as amended hereby (collectively, the “Amended Loan Documents”):  (i) are, and will be, within such Borrower’s or Fund’s power and authority, (ii) have been authorized by all necessary proceedings, (iii) do not, and will not, require any consents or approvals including from any governmental authority other than those which have been received, (iv) will not contravene any provision of, or exceed any limitation contained in, the declaration of trust certificate or articles of incorporation or by-laws or other organizational documents of such Borrower or such Fund or any law, rule or regulation applicable to such Borrower or such Fund, (v) do not constitute a

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default under any other agreement, order or undertaking binding on such Borrower or such Fund, and (vi) do not require the consent or approval of any other party other than for those consents and approvals which have been received; and (d) each of the Amended Loan Documents constitutes the legal, valid, binding and enforceable obligation of such Borrower and such Fund, except as the same may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting the enforcement of creditors’ rights generally and by general equitable principles.

3.                                      Upon receipt of a fully executed copy of this letter amendment and such other documents or instruments as the Bank may reasonably request, this letter amendment shall constitute an amendment to the Loan Documents to be governed by the laws of the Commonwealth of Massachusetts.

4.                                      This letter amendment may be executed in counterparts each of which shall be deemed to be an original document.

[Remainder of Page Intentionally Left Blank.]

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Tenth Amendment Signature Page

If the foregoing is acceptable to you, please have an authorized officer of the Borrowers execute this letter amendment below where indicated and return the same to the undersigned.

Very truly yours,

STATE STREET BANK AND TRUST COMPANY

		By:	/s/Paul J. Koobation
Paul J. Koobatian, Vice President

Acknowledged and Accepted:

CREDIT SUISSE ASSET MANAGEMENT INCOME FUND, INC.

By:	/s/Rocco DelGuercio
Name:	Rocco DelGuercio
Title:	Chief Financial Officer and Treasurer

CREDIT SUISSE COMMODITY STRATEGY FUNDS, on behalf of its fund series as listed in Appendix I attached hereto

By:	/s/Rocco DelGuercio
Name:	Rocco DelGuercio
Title:	Chief Financial Officer and Treasurer

CREDIT SUISSE OPPORTUNITY FUNDS, on behalf of its fund series as listed in Appendix I attached hereto

By:	/s/Rocco DelGuercio
Name:	Rocco DelGuercio
Title:	Chief Financial Officer and Treasurer

CREDIT SUISSE TRUST, on behalf of its fund series as listed in Appendix I attached hereto

By:	/s/Rocco DelGuercio
Name:	Rocco DelGuercio
Title:	Chief Financial Officer and Treasurer

Tenth Amendment Signature Page

Acknowledged:

STATE STREET BANK AND TRUST COMPANY, as Custodian

By:	/s/Gunjan Kedia
Gunjan Kedia
Executive Vice President

APPENDIX I

List of Borrowers and Funds

			Specified
	Custodian		Percentage

CREDIT SUISSE ASSET MANAGEMENT INCOME FUND, INC.	SSB	(1)	10%

CREDIT SUISSE COMMODITY STRATEGY FUNDS, on behalf of:
Credit Suisse Commodity ACCESS Strategy Fund	SSB		20%
Credit Suisse Commodity Return Strategy Fund	SSB		20%

CREDIT SUISSE OPPORTUNITY FUNDS, on behalf of:
Credit Suisse Emerging Markets Equity Fund	SSB		20%
Credit Suisse Floating Rate High Income Fund	SSB		20%
Credit Suisse Global Sustainable Dividend Equity Fund	SSB		20%
Credit Suisse Managed Futures Strategy Fund	SSB		20%
Credit Suisse Multialternative Strategy Fund	SSB		25%
Credit Suisse Strategic Income Fund	SSB		20%
Credit Suisse Volaris US Strategies Fund	SSB		20%

CREDIT SUISSE TRUST, on behalf of:
Commodity Return Strategy Portfolio	SSB		20%

(1)  State Street Bank and Trust Company as custodian

EXHIBIT B

ADVANCE/PAYDOWN

REQUEST FORM

DATE:

TO:	STATE STREET BANK AND TRUST COMPANY

ATTN:	LOAN OPERATIONS CUSTOMER SERVICE UNIT
telephone (617) 662-8574 or (617) 662-8588; fax (617) 988-6677

FROM:	[BORROWER][ on behalf of [FUND]]
(Fund # ) (DDA # )

In connection with the letter agreement dated June 10, 2009 and related documents currently in effect with State Street Bank and Trust Company (as amended, collectively, the “Agreement”), please increase/reduce (circle one) the outstanding balance on behalf of the above-indicated Fund by $          .  Any requested Loan should be recorded on the books of the Fund with the Bank and interest payable to the Bank should be recorded at the agreed upon rate.

1.                                      This request is (check one):      Loan Advance       Paydown        Overnight Rollover

2.                                      The proceeds of any requested Loan shall be used only to the extent consistent with and not prohibited by the Prospectus, the terms of the Agreement and applicable laws and regulations, including, without limitation, Regulation U, and no Default of Event of Default has occurred under the Agreement.

4.                                      All of the representations and warranties of the undersigned Borrower and Fund set forth in Section II(2) of the Agreement are true and correct on and as of the date hereof.

5.                                      Each of the Borrower and the Fund is in compliance with all the terms and conditions in the Agreement (including the Maximum Amount and other borrowing limitations thereunder) and will remain in compliance therewith after giving effect to the making of any requested Loan.

6.                                      The following amounts and statements are true in connection with any requested Loan:

(a) Adjusted Net Assets of the Fund:

(i) Total Assets of the Fund	$
(ii) Total Liabilities (excluding Indebtedness
for borrowed money) of the Fund*	$
(iii) without duplication, the value of any
segregated assets or assets otherwise subject
to any pledge or other encumbrance	$

* For purposes of calculating Adjusted Net Assets for any Fund, the amount of any liability included in liabilities shall be equal to the greater of (i) the outstanding amount of such liability and (ii) the fair market value of all assets pledged or otherwise segregated to secure such liability.

(iv) aggregate amount invested in subsidiaries
of such Fund	$
(v) item (a)(i) less item (a)(ii) less item
(a)(iii) less item (a)(iv)	$

(b) Specified Percentage of item (a)(v)	$

(c) (i) Beginning Loan Balance:	$
(ii) Paydown Amount (if any):	$
(iii) Requested Loan (if any)	$
(iv) Requested Loans Balance ((i)
minus (ii) or (i) plus (iii)):	$

(d) The aggregate outstanding principal amount of
Indebtedness for borrowed money of the Fund other
than the Loans as of the date hereof	$

(e) Total Indebtedness for borrowed money ((c)(iv) plus (d)):	$

7.                                      The amount set forth in 6(e) above does not exceed the lesser of (a) the amount set forth in 6(b) above, or (b) the maximum amount which the relevant Fund is permitted to borrow (after taking into account all outstanding Indebtedness) pursuant to its Prospectus, the Investment Company Act or any registration made thereunder, any vote of the shareholders of the applicable Borrower or such Fund, any agreement of such Borrower or Fund with any foreign, federal, state or local securities division to which such Borrower or Fund is subject, any other applicable agreement or document to which such Borrower or Fund, is a party or any law, rule or regulation applicable to such Borrower or Fund.

8.                                      The amount set forth in 6(c)(iv) above does not exceed the Committed Line Amount, and the aggregate principal amount of Loans outstanding to all Borrowers on behalf of all Funds under the Agreement (after giving effect to the amount of any requested Loan) does not exceed the Committed Line Amount.

9.                                      The undersigned is a duly authorized officer of the Borrower identified above with authority to execute and deliver this document to the Bank and request the Loan described herein on behalf of the Fund identified above.

[BORROWER][, on behalf of [FUND]]

By:
Name:
Title
Date:

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